UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PLx Pharma Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

8285 El Rio Street, Suite 130
Houston, Texas 77054

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON February 14, 2019

Dear Stockholder:

We cordially invite you to PLx Pharma Inc.’s (“we,” “our,” or “us”) special meeting of stockholders (the “Special Meeting”), which will be held on Thursday, February 14, 2019 at 11:00 a.m. local time at the offices of Olshan Frome Wolosky LLP located at 1325 Avenue of the Americas, New York, New York 10019. We have scheduled the Special Meeting to:

1.	approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize 1,000,000 shares of “blank check” preferred stock;

2.	approve the issuance of more than 20% of our common stock pursuant to a private placement transaction with certain accredited investors and a change of control for purposes of Nasdaq Listing Rule 5635; and

3.	transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The accompanying proxy statement sets forth additional information regarding the Special Meeting, and provides you with detailed information regarding the business to be considered at the Special Meeting. We encourage you to read the proxy statement carefully and in its entirety.

Only persons or entities holding shares of our common stock at the close of business on January 8, 2019, the record date for the Special Meeting, will receive notice of the Special Meeting and be entitled to vote during the Special Meeting or any adjournments or postponements thereof.

YOUR VOTE IS VERY IMPORTANT.  Regardless of whether you plan to attend the Special Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy via telephone or the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

By order of the Board of Directors,

/s/ Michael J. Valentino

Michael J. Valentino
Executive Chairman of the Board

This Notice of Special Meeting of Stockholders, proxy statement and form of proxy are first being mailed to stockholders on or about January 10, 2019.

Important Notice Regarding the Availability of Proxy Materials for the Plx Pharma Inc.

Special Meeting of Stockholders to be Held on February 14, 2019

In addition to the printed materials noted above, we have made the Notice of Special Meeting of Stockholders and the proxy statement available on the Internet at www.plxpharma.com.

PROXY STATEMENT	1
INFORMATION ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING	1
PROPOSAL 1: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE 1,000,000 SHARES OF “BLANK CHECK” PREFERRED STOCK	6
PROPOSAL 2: APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR COMMON STOCK PURSUANT TO THE PRIVATE PLACEMENT AND A CHANGE OF CONTROL FOR PURPOSES OF NASDAQ LISTING RULE 5635	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11
STOCKHOLDER PROPOSALS	13
PROXY SOLICITATION	13

PROXY STATEMENT

PLx Pharma Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), furnishes this proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies by our board of directors (the “Board” or “Board of Directors”) for use at our special meeting of stockholders (the “Special Meeting”) which will be held on Thursday, February 14, 2019 at 11:00 a.m. local time at the offices of Olshan Frome Wolosky LLP located at 1325 Avenue of Americas, New York, New York 10019. We mailed the proxy solicitation materials (the “Proxy Materials”), which include the Proxy Statement and form of proxy, to holders of shares of our common stock, $0.001 par value per share (the “Common Stock”), at the close of business on January 8, 2019. The Proxy Materials contain instructions on how to vote. References in the Proxy Statement to the Special Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

INFORMATION ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Why did I receive the Proxy Statement?

The Board is soliciting your proxy to vote at the Special Meeting because you were a stockholder at the close of business on January 8, 2019, the record date, and are entitled to vote at the Special Meeting.

The Proxy Statement summarizes the information you need to know to vote at the Special Meeting.  You do not need to attend the Special Meeting to vote your shares.

What information is contained in the Proxy Statement?

The Proxy Statement provides information regarding the proposals being submitted for approval at the Special Meeting, the voting process and certain other required information.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

How may I obtain an additional set of Proxy Materials?

All stockholders may write to us at the following address to request an additional copy of these materials:

PLx Pharma Inc.

8285 El Rio St., Suite 130

Houston, TX 77054

Attention: Rita O’Connor

E-mail: roconnor@plxpharma.com

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If you own shares of Common Stock registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered the “stockholder of record” with respect to such Common Stock. If you are a stockholder of record, we sent the Proxy Materials directly to you.

If you own shares of Common Stock held in a stock brokerage account or by a bank or other nominee, such Common Stock is held in “street name,” and you are considered the “beneficial owner” of such Common Stock. Your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares, forwarded the Proxy Materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote your shares by using the voting instructions included in the mailing, or by following their instructions for voting via telephone or the Internet. Since a beneficial owner is not the stockholder of record, you may not vote beneficially owned shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Special Meeting.

1

What am I voting on at the Special Meeting?

You are voting on (i) the proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to authorize 1,000,000 shares of “blank check” preferred stock (“Proposal 1”); (ii) the proposal to approve the issuance of more than 20% of our common stock pursuant to a private placement transaction with certain accredited investors and a change of control for purposes of Nasdaq Listing Rule 5635 (“Proposal 2”); and (iii) to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Board recommends a vote “FOR” the approval of Proposals 1 and 2.

How do I vote?

With your proxy card or voting instruction card. Following the instructions on the proxy card or voting instruction card, you may complete, sign and date the card and return it in the prepaid envelope.

Via telephone or Internet. If you are a stockholder of record, you may vote by telephone or via the Internet using the instructions in the enclosed proxy card. If you own shares held in street name, you will receive voting instructions from your bank, broker or other nominee and may vote by telephone or on the Internet if they offer that alternative.

In Person at the Special Meeting. All stockholders may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you own shares held in street name, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the Special Meeting.

If I beneficially own Common Stock, can my broker, bank or other nominee vote my shares without my instructions?

If you do not give instructions to your broker, bank or other nominee, they can still vote your shares with respect to certain “discretionary” items, but they cannot vote your shares with respect to certain “non-discretionary” items. The proposals being submitted for approval at the Special Meeting are “non-discretionary” items. Any shares for which you do not provide instructions to your brokerage firm regarding how to vote will be counted as “broker non-votes.” Broker non-votes are shares which are held in street name by a broker, bank or other nominee which indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. In tabulating the voting results, shares that constitute broker non-votes (x) will have the same effect as a vote against Proposal 1 and (y) will have no effect on the outcome of Proposal 2, assuming that a quorum is present.

Please provide voting instructions to your broker, bank or other nominee regarding all proposals so that your vote can be counted.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	sending written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy dated later than the date of the revoked proxy; or

•	attending the Special Meeting and voting in person.

If you beneficially own shares held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee.  You may also vote in person at the Special Meeting if you obtain a legal proxy as described above.  Attendance at the Special Meeting will not, by itself, revoke a proxy.

2

What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendation “FOR” the approval of Proposals 1 and 2.

What are the voting requirements with respect to each of the proposals?

Proposal 1 requires the affirmative (“FOR”) vote of at least a majority of the outstanding shares of Common Stock entitled to vote at the 2019 Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 2 requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter. Abstentions and broker non-votes will not affect the outcome of this proposal, assuming that a quorum is present.

How many votes do I have?

You are entitled to one vote for each share of Common Stock that you hold.  As of January 8, 2019, the record date, there were 8,749,173 shares of Common Stock outstanding.

What happens if additional matters are presented at the Special Meeting?

Other than the two items of business described in the Proxy Statement, we are not aware of any other business to be acted upon at the Special Meeting.  If you grant a proxy, the persons named as proxy holders, Natasha Giordano and Rita O’Connor, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

How many shares must be present or represented to conduct business at the Special Meeting?

A quorum will be present if at least a majority of the outstanding shares of our Common Stock entitled to vote, totaling 4,374,587 shares, is represented at the Special Meeting, either in person or by proxy.

Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum.

How can I attend the Special Meeting?

You may attend the Special Meeting only if you were a stockholder as of the close of business on January 8, 2019, the record date, or if you hold a valid proxy for the Special Meeting.  You should be prepared to present photo identification for admittance.  If you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your admission to the Special Meeting.  If you are not a stockholder of record, but hold shares through a broker, bank or other nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to January 8, 2019, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting.

The Special Meeting will begin promptly on Thursday, February 14, 2019, at 11:00 a.m. local time.  You should allow adequate time for check-in procedures.

What is the deadline for voting my shares?

If you hold shares as a stockholder of record, we must receive your vote by proxy before the polls close at the Special Meeting, except that proxies submitted via the Internet or telephone must be received by 1:00 a.m., Eastern Time, on Thursday, February 14, 2019.

If you hold shares in street name, please follow the voting instructions provided by your broker, bank or other nominee.  You may vote these shares in person at the Special Meeting only if at the Special Meeting you provide a legal proxy obtained from your broker, bank or other nominee.

3

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide written comments on their proxy card, which we then forward to our management.

How are votes counted?

For all items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will be counted for the purpose of establishing a quorum. With regard to the outcome of voting, an abstention will have the same effect as a vote against Proposal 1 but, assuming that a quorum is present, will have no effect on the outcome of Proposal 2.

Where can I find the voting results of the Special Meeting?

We intend to announce preliminary voting results at the Special Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Special Meeting.

Who will bear the cost of soliciting votes for the Special Meeting?

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these Proxy Materials and soliciting votes.  We have retained InvestorCom, Inc. at 65 Locust Avenue, New Canaan, CT 06840, to act as a proxy solicitor in connection with the Special Meeting at a cost of $6,500 plus reasonable out-of-pocket expenses. If you have questions about the Special Meeting, please call InvestorCom at (203) 972-9300 or toll free at (877) 972-0090, or email them at info@investor-com.com. In addition to the mailing of these Proxy Materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

How can I obtain the Company’s corporate governance information?

The following information is available in print to any stockholder who requests it:

•	The Certificate of Incorporation

•	The Amended and Restated Bylaws of the Company (the “Bylaws”)

•	The charters of the following committees of the Board: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee

•	The Code of Business Conduct and Ethics

What if I have questions for the Company’s transfer agent?

Please contact our transfer agent at the telephone number or address listed below with any questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

VStock Transfer, LLC
Mail Address: 18 Lafayette Place, Woodmere, NY 11598
Overnight Delivery Address: 18 Lafayette Place, Woodmere, NY 11598
Toll free for US and Canada: (855) 9VSTOCK
Outside of US and Canada: (212) 828-8436

Who can help answer my questions?

If you have any questions about the Special Meeting or how to vote or revoke your proxy, please contact us at the address provided earlier in the answer to the question “How may I obtain an additional set of Proxy Materials?”

4

PROPOSAL 1: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE 1,000,000 SHARES OF “BLANK CHECK” PREFERRED STOCK

Authorization of “Blank Check” Preferred Stock

On December 20, 2018, our Board unanimously approved an amendment to our Certificate of Incorporation (the “Charter Amendment”) to provide authority to issue up to 1,000,000 shares of “blank check” preferred stock, par value $0.001 per share. We are asking stockholders to approve the Charter Amendment in the form attached hereto as Annex A.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance. The authorization of such “blank check” preferred stock permits our Board of Directors to authorize and issue preferred stock from time to time in one or more series without seeking further action or vote of our stockholders.

Subject to the provisions of the Charter Amendment and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by our stockholders. Our Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to what is in the best interests of the Company and our stockholders.

The Board believes that the authorization of the “blank check” preferred stock will provide the Company with increased financial flexibility in meeting future capital requirements. It will allow preferred stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose, including in connection with the Private Placement (as defined and further described in Proposal 2).

The Company has (i) no present plans or commitments for the issuance or use of the preferred stock in connection with any financing, and (ii) no present plans, proposals or arrangements, written or otherwise, at this time to issue any of the preferred stock in connection with a merger, share exchange or acquisition, other than as described in Proposal 2, whereby the Company shall issue shares of Series A Preferred Stock (as defined in Proposal 2), to be created pending approval of this Proposal 1 and Proposal 2, to certain accredited investors in connection with the Private Placement.

If the Charter Amendment is approved, it will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware.

Effect of Proposal 1 on Current Stockholders

The issuance by the Company of preferred stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock. Such dilution may be substantial, depending upon the number of shares issued. The newly authorized shares of preferred stock could also have voting rights superior to our Common Stock, and therefore would have a dilutive effect on the voting power of our existing stockholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of our Board of Directors to issue such shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.

5

Vote Required

Along with approval of Proposal 2, approval of this Proposal 1 is a condition to the closing of the Private Placement. If this Proposal 1 is not approved, the Private Placement will not take place. Approval of this Proposal 1 is also a condition to Proposal 2.

Proposal 1 requires the affirmative (“FOR”) vote of at least a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the approval of Proposal 1. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

PROPOSAL 2: APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR COMMON STOCK PURSUANT TO THE PRIVATE PLACEMENT AND A CHANGE OF CONTROL FOR PURPOSES OF NASDAQ LISTING RULE 5635

Background and Overview

On December 20, 2018, the Company entered into a Purchase Agreement (the “Purchase Agreement”) for the sale of 15,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to certain accredited investors (the “Investors”) for total consideration of $15,000,000 (the “Private Placement”), subject to certain conditions, including the approval of Proposal 1 and this Proposal 2. Pursuant to the Purchase Agreement and upon an affirmative vote for Proposal 1 authorizing the creation of 1,000,000 shares of “blank check” preferred stock and this Proposal 2, the Company shall designate 45,000 shares of preferred stock as Series A Preferred Stock with such terms, rights, obligations and preferences of the Series A Preferred Stock set forth in the Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company (the “Certificate of Designations”), to be filed with the Secretary of State of the State of Delaware immediately prior to the closing of the Private Placement. The terms of the Purchase Agreement and the Private Placement were previously reported in the Form 8-K filed by the Company on December 21, 2018.

The Private Placement was approved by the Board on December 20, 2018. The Board determined that the Private Placement was advisable and in the best interest of the stockholders of the Company for a number of reasons, including the need to raise funds to advance the Company’s lead product candidates, Vazalore 325 mg and Vazalore 81 mg, to market readiness and for working capital and general corporate purposes. In reaching its determination, the Board also considered potential alternate financing sources and the risks that would be involved with delaying the Private Placement given the Company’s current cash position.

Description of Series A Preferred Stock

Under the Certificate of Designations, each share of Series A Preferred Stock will be convertible, at the holder’s option at any time, into shares of our Common Stock at a conversion rate equal to the quotient of (i) the $1,000 stated value divided by (ii) the initial conversion price of $2.60, subject to specified adjustments for stock splits, cash or stock dividends, recapitalizations, combinations, subdivisions or other similar events as set forth in the Certificate of Designations. Based on the initial conversion rate, approximately 5,769,230 shares of our Common Stock would be issuable upon conversion of all the shares of Series A Preferred Stock, when issued, assuming the absence of in-kind dividends. The Series A Preferred Stock will contain limitations that prevent the holder thereof from acquiring shares of Common Stock upon conversion that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 9.9% of the total number of shares of our Common Stock outstanding immediately after giving effect to the conversion (the “Beneficial Ownership Limitation”).

Each holder of shares of Series A Preferred Stock shall be entitled to receive dividends, commencing from the date of issuance of such shares of Series A Preferred Stock and ending on the date on which the U.S. Food and Drug Administration has approved the New Drug Applications for each of Vazalore 325 mg and Vazalore 81 mg. Such dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms set forth in the Certificate of Designations, in cash or in-kind in additional shares of Series A Preferred Stock on the stated value of such shares of Series A Preferred Stock at the dividend rate of eight percent (8%) per annum, which shall be cumulative and shall continue to accrue on a daily basis and compound quarterly whether or not declared and whether or not the Company shall have assets legally available therefor. To the extent that applicable law or any of the Company’s existing contractual restrictions prohibit any required issuance of additional shares of Series A Preferred Stock as in-kind dividends or otherwise (the “Additional Shares”), then appropriate adjustment to the conversion price of the Series A Preferred Stock shall be made at the time of a conversion of shares of Series A Preferred Stock or calculation of the number of shares of Common Stock into which shares of Series A Preferred Stock are convertible, such that the number of resulting conversion shares includes the aggregate number of shares of Common Stock into which such Series A Preferred Stock shares plus any Additional Shares would be convertible.

6

Under the Certificate of Designations, each share of Series A Preferred Stock carries a liquidation preference equal to its stated value of $1,000 (as adjusted thereunder) plus accrued and unpaid dividends thereon, and also carries a redemption right upon certain change of control transactions equal to the greater of the liquidation preference and the value of the Common Stock issuable upon conversion thereof (without regard to the Beneficial Ownership Limitation), based upon a thirty-day volume weighted average price of the Common Stock prior to the date of the redemption request.

The holders of the Series A Preferred Stock, voting as a separate class, will have customary consent rights with respect to certain corporate actions of the Company, including (a) authorizing, creating, designating, establishing, issuing or selling an increased number of shares of Series A Preferred Stock or any other class or series of capital stock ranking senior to or on parity with the Series A Preferred Stock as to dividends or upon liquidation; (b) adopt a plan for the liquidation, dissolution or winding up of the affairs of the Company or any recapitalization plan, file any petition seeking protection under any federal or state bankruptcy or insolvency law or make a general assignment for the benefit of creditors; (c) enter into any Change of Control Transaction (as defined in the Certificate of Designations); (d) enter into any transaction with any affiliate or shareholder of the Company, which transaction has the effect, directly or indirectly, of causing a distribution to such affiliate or shareholder in preference to the Series A Preferred Stock; (e) incur, assume or suffer to exist any indebtedness for borrowed money in excess of $15,000,000 in the aggregate; (f) amend, alter or repeal the Certificate of Incorporation or Bylaws of the Company and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock, or which would increase or decrease the amount of authorized shares of the Series A Preferred Stock or of any other series of preferred stock ranking senior to the Series A Preferred Stock; or (g) materially change the nature or scope of the business of the Company or enter into any new line of business.

Under the Purchase Agreement, Investors have certain preemption rights with respect to future financings of the Company, in proportion to the percentage of total outstanding shares of Common Stock represented by the shares of Series A Preferred Stock owned by each Investor, on an as-converted basis. Such preemption rights do not apply to public “at-the-market” offerings aggregating no more than $10,000,000 from the date of the Purchase Agreement.

In addition, for so long as Park West Asset Management LLC and its affiliates hold at least 3,750 shares of the Series A Preferred Stock, the holders of the Series A Preferred Stock shall have the right to (i) designate one representative who shall have the right to attend all meetings of the Company’s Board of Directors (the “Board”) as an observer and (ii) elect, voting as a separate class, one member of the Board (the “Series A Director”); provided, that during the term of any Series A Director, the number of observers which the Series A Preferred Stock holders have the right to designate shall be reduced to zero.

Description of Warrants

Pursuant to the Purchase Agreement, the Company issued warrants to purchase an aggregate of 500,000 shares of Common Stock (the “Warrants”) to the Investors, exercisable at a price of $3.50 per share, subject to adjustment, provided that stockholder approval of Proposals 1 and 2 is not attained on or prior to April 15, 2019. The Warrants expire 10 years from the date of exercisability and, in the event that Proposals 1 and 2 are approved by stockholders on or prior to April 15, 2019, the Investors shall surrender the Warrants to the Company for cancellation. The holders of the Warrants may exercise the Warrants on a cashless basis, solely to the extent no resale registration statement (or applicable exemption from registration) is available at the time of exercise. The Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would exceed the Beneficial Ownership Limitation.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement, dated as of December 20, 2018 (the “Registration Rights Agreement”), with the Investors, pursuant to which the Company will undertake to file. within thirty days following the earlier of the date of the closing of the Private Placement or April 15, 2019, a registration statement to register the shares of Common Stock issuable, as applicable, upon either (x) conversion of the shares of Series A Preferred Stock issuable pursuant to the Purchase Agreement or (y) exercise of the Warrants; and to cause such registration statement to be declared effective by the SEC as soon as reasonably practicable following the filing date and maintain the effectiveness of the registration statement until all of such shares of Common Stock registered have been sold or are otherwise able to be sold pursuant to Rule 144. In the event the Company fails to file, or obtain effectiveness of, such registration statement within the given period of time, the Company will be obligated to pay liquidated damages to the Investors for every 30 days during which such filing is not made and/or effectiveness obtained, such liquidated damages being subject to certain exceptions.

7

The terms of the Purchase Agreement, the Warrants, the Registration Rights Agreement, and the Certificate of Designations are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2018, and the transaction documents filed as exhibits to such report. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Why We Need Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(b) and (d).

Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. This rule does not specifically define when a change in control of a company may be deemed to occur, however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of a company’s then outstanding capital stock. Pursuant to the terms of the Purchase Agreement, at the closing of the Private Placement, the Company will issue 15,000 shares of Series A Preferred Stock convertible into an aggregate of approximately 5,769,230 shares of Common Stock (excluding dividends paid in-kind) to the Investors, expected to constitute approximately 39.8% of the issued and outstanding Common Stock of the Company on an as-converted basis following the closing. By authorizing the Series A Preferred Stock, the stockholders are also authorizing additional shares of Series A Preferred Stock which may be issuable as dividends at the option of the Company in lieu of cash (the “PIK Shares”). After the closing of the private placement, it is anticipated that 45,000 shares of Series A Preferred Stock will be authorized. If this Proposal 2 is approved by the stockholders, the Private Placement will result in a change of control under Nasdaq Listing Rule 5635(b).

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance. The conversion price of the Series A Preferred Stock will be $2.60. Given that the initial conversion price of the Series A Preferred Stock could potentially be lower than the market price of our Common Stock on the date of issuance of the Series A Preferred Stock, the Company may issue through the Private Placement more than 20% of our Common Stock outstanding at a price that is less than the greater of book or market value.

We are therefore seeking stockholder approval for the sale and issuance of the shares of Common Stock underlying the Series A Preferred Stock in connection with the Private Placement to satisfy the requirements of Nasdaq Listing Rules 5635(b) and (d).

Effect of Proposal 2 on Current Stockholders

If Proposal 2 is adopted, based on the initial conversion price of the Series A Preferred Stock, up to a maximum of 5,769,230 shares of Common Stock would be issuable upon conversion of the Series A Preferred Stock (excluding dividends paid in-kind), representing up to approximately 39.8% of the shares of our Common Stock outstanding on an as-converted basis following the closing. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. The sale or any resale of the Common Stock issued upon conversion of the Series A Preferred Stock could cause the market price of our Common Stock to decline. Further, the Company would be permitted to pay dividends in PIK Shares, resulting in further dilution to our shareholders. If Proposal 2 is not approved by our stockholders on or prior to April 15, 2019, the Warrants issued to the Investors shall become exercisable at a price of $3.50 per share, subject to adjustment, which would result in dilution to our stockholders and a decrease in the voting percentage interest of our stockholders. The Warrants expire on April 15, 2029. The holders of the Warrants would be able to exercise the Warrants on a cashless basis, solely to the extent no resale registration statement (or applicable exemption from registration) is available at the time of exercise. The Company would be prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would exceed the Beneficial Ownership Limitation.

Vote Required

Proposal 2 requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter. This Proposal 2 is conditioned on the approval of Proposal 1.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the approval of Proposal 2. Abstentions and broker non-votes will not affect the outcome of this proposal, assuming that a quorum is present.

8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information with respect to the beneficial ownership of our Common Stock as of January 8, 2019, by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding Common Stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

The amounts and percentages of beneficially-owned Common Stock are reported based upon SEC rules governing the determination of beneficial ownership of securities. The SEC rules:

•	deem a person a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or if that person has or shares investment power, which includes the power to dispose of or to direct the disposition of a security;

•	deem a person a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, and securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage; and

•	may deem more than one person a beneficial owner of the same securities, and may deem a person a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock. The information relating to our 5% beneficial owners is based on information we received from such holders. The percentage of beneficial ownership is based on 8,749,173 shares of Common Stock outstanding as of January 8, 2019.

Except as otherwise noted below, the address of persons listed below is c/o PLx Pharma Inc., 8285 El Rio St., Suite 130, Houston, TX 77054 and each of the persons listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Outstanding Common Stock (1)
5% or Greater Shareholders
Park West Asset Management LLC(2)	1,473,218	16.83%
Harel Insurance Investments and Financial Services Ltd.(3)	550,000	6.29%

Directors and Named Executive Officers
Michael J. Valentino(4)	293,986	3.31%
Natasha Giordano(5)	304,538	3.36%
Rita O’Connor(6)	20,000	*
Gary S. Balkema(7)	14,447	*
Kirk Calhoun(8)	10,677	*
Robert Casale(9)	11,712	*
John W. Hadden II(10)	11,192	*
All current executive officers and directors as a group (7 persons)(11)	666,552	7.21%

* Represents holdings of less than 1% of shares outstanding.

1.

The applicable percentage of ownership for each beneficial owner is based on 8,749,173 shares of Common Stock outstanding as of January 8, 2019. Shares of our Common Stock issuable upon exercise of options, warrants or other rights or the conversion of other convertible securities beneficially owned that are exercisable or convertible within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such securities and rights and all executive officers and directors as a group.

9

2.

Based on information contained in a report on Schedule 13D/A filed jointly by Park West Asset Management LLC (“PWAM”), Park West Investors Master Fund, Limited (“PWIMF”), Park West Partners International, Limited (“PWPI” and, together with PWIMF, the “PW Funds”) and Peter S. Park on December 31, 2018. Consists of (i) 1,332,191 shares of Common Stock held by PWIMF; and (ii) 141,027 shares of Common Stock held by PWPI. PWIMF also holds warrants to purchase up to 902,528 shares of Common Stock and PWPI also holds warrants to purchase up to 115,653 shares of Common Stock. The warrants expire on June 14, 2027 and contain a provision prohibiting exercise to the extent that the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. In addition, pursuant to the Purchase Agreement, PWIMF was issued Warrants to purchase up to an additional 452,135 shares of Common Stock, and PWPI was issued Warrants to purchase up to an additional 47,865 shares of Common Stock, in each case subject to the certain limitations as further described in Proposal 2, as a result of which the Warrants are not exercisable within 60 days of January 8, 2019. As a result of the foregoing, for purposes of Reg. Section 240.13d-3, PWAM and Mr. Park may be deemed to beneficially own the 1,473,218 shares of Common Stock held in the aggregate by the PW Funds, and no shares of Common Stock underlying the warrants (including the Warrants) held in the aggregate by the PW Funds. PWAM is the investment manager to PWIMF and PWPI, and Mr. Park is the sole member and manager of PWAM. Each of Mr. Park and PWAM has shared power to vote or direct the vote of 1,473,218 shares of Common Stock. Each of Mr. Park and PWAM has shared power to dispose or direct the disposition of 1,473,218 shares of Common Stock. PWIMF has shared power to vote or direct the vote of 1,332,191 shares of Common Stock. PWIMF has shared power to dispose or direct the disposition of 1,332,191 shares of Common Stock. Each of PWAM and Mr. Park specifically disclaims beneficial ownership in the shares of Common Stock reported herein except to the extent of their pecuniary interest therein. The address of Mr. Park, PWAM, PWIMF and PWPI is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.

3.	Based on information contained in a report on Schedule 13F for the calendar year ended December 31, 2017 filed by Harel Insurance Investments & Financial Services Ltd. (“Harel Holdings”) on February 1, 2018. Part of the securities reported herein are held for members of the public through, among others, provident funds and/or mutual funds and/or pension funds and/or insurance policies, which are managed by subsidiaries of Harel Holdings, each of which subsidiaries operates under independent management and makes independent voting and investment decisions, with investment discretion over such securities exercised by either Harel Insurance Company Ltd., Harel-Pia Mutual Funds Ltd., Harel Sal Ltd. or Harel Finance Asset Management Ltd. (collectively, the “Harel Entities”) or Harel Holdings. Each Harel Entity is a direct or indirect, wholly-owned subsidiary of Harel Holdings. Each of Harel Holdings and the Harel Entities disclaims (i) beneficial ownership of any such securities except to the extent of its pecuniary interest therein and (ii) sharing the power to vote or dispose of any such securities. The address of Harel Holdings and the Harel Entities is c/o Harel Insurance Investments & Financial Services Ltd., Harel House, 3 Abba Hillel St., Ramat Gan, L3 52118, Israel.

4.	Consists of 152,386 shares of Common Stock, options to purchase 112,509 shares of Common Stock exercisable within 60 days of January 8, 2019 and warrants to purchase 29,091 shares of Common Stock exercisable within 60 days of January 8, 2019.

5.	Consists of 1,086 shares of Common Stock and options to purchase 303,452 shares of Common Stock exercisable within 60 days of January 8, 2019.

6.	Consists of options to purchase 20,000 shares of Common Stock exercisable within 60 days of January 8, 2019.

7.	Consists of 5,445 shares of Common Stock and options to purchase 9,002 shares of Common Stock exercisable within 60 days of January 8, 2019.

8.	Consists of 1,675 shares of Common Stock and options to purchase 9,002 shares of Common Stock exercisable within 60 days of January 8, 2019.

9.	Consists of 2,710 shares of Common Stock and options to purchase 9,002 shares of Common Stock exercisable within 60 days of January 8, 2019.

10.	Consists of 2,190 shares of Common Stock and options to purchase 9,002 shares of Common Stock exercisable within 60 days of January 8, 2019.

11.	Consists of 165,492 shares of Common Stock, options to purchase 471,969 shares of Common Stock exercisable within 60 days of January 8, 2019 and warrants to purchase 29,091 shares of Common Stock exercisable within 60 days of January 8, 2019.

10

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the annual meeting of stockholders; provided, however, that if the date of the 2019 Annual Meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first given or made, and must satisfy the requirements of the proxy rules promulgated by the SEC, in order to be included in our proxy statement and form of proxy relating to the 2019 Annual Meeting.

Under SEC rules, if the Company does not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In connection with the 2019 Annual Meeting, if the Company does not have notice of a stockholder proposal on or before June 26, 2019, the Company will be permitted to use its discretionary voting authority as outlined above.

PROXY SOLICITATION

We are making this solicitation of proxies on behalf of the Board and we will bear the cost of soliciting proxies.  We have retained InvestorCom, Inc., at 65 Locust Avenue, New Canaan, CT 06840, to act as a proxy solicitor in connection with the Special Meeting at a cost of $6,500, plus reasonable out-of-pocket expenses. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other of our employees who will receive no additional compensation therefor.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy.  We will reimburse such persons for their reasonable expenses.

11

Annex A

FORM OF
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PLX PHARMA INC.
_______________________________________________
Pursuant to Section 242 of the General Corporation Law of the State of Delaware

It is hereby certified that:

1.       The name of the corporation is: PLx Pharma Inc. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on [●].

2.       The Certificate of Incorporation of the Corporation is hereby amended by striking Article “FOURTH”, Section 1 thereof, so that, as amended said Article “FOURTH”, Section 1 shall read in its entirety, as follows:

“1. Classes of Stock. The total number of shares which the Corporation is authorized to issue is One Hundred One Million (101,000,000) shares, consisting of One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and One Million (1,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

3.       The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the Board of Directors of the Corporation and the stockholders entitled to vote thereon in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by the undersigned this [●] day of [●], 2019.

PLX PHARMA INC.

By:
Name:
Title:

 PLX PHARMA INC.

SPECIAL MEETING OF STOCKHOLDERS – February 14, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of PLx Pharma Inc., a Delaware corporation (the “Company”), hereby appoints Natasha Giordano and Rita O’Connor, each with full power of substitution, as proxies, to vote all capital stock of the Company that the stockholder would be entitled to vote on all matters that may properly come before the Company’s Special Meeting of Stockholders to be held at 11:00 a.m., local time, on Thursday, February 14, 2019 (the “Special Meeting”) at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, New York, New York 10019, and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Special Meeting.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board. The proxies are also authorized to vote upon such other matters as may properly come before the Special Meeting in accordance with their discretion.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

The Board recommends a vote FOR Proposals 1 and 2.

1.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize 1,000,000 shares of “blank check” preferred stock.

FOR ☐     AGAINST ☐    ABSTAIN ☐

2.	To approve the issuance of more than 20% of our common stock pursuant to a private placement transaction with certain accredited investors and a change of control for purposes of Nasdaq Listing Rule 5635.

FOR ☐     AGAINST ☐    ABSTAIN ☐

This proxy may be revoked prior to the time it is voted by delivering to the Secretary of the Company either a written revocation or a proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

PLEASE ACT PROMPTLY

PLEASE SIGN AND DATE THIS PROXY CARD

AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

DATE:
(Signature of Stockholder)

DATE:
(Signature of Stockholder)
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving the full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.